NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212.850.5721
alliancedata@fd.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

Alliance Data Closes $100 Million of Term Asset-Backed Securities; also Completes Renewal of $550 Million Liquidity Facility

DALLAS, TX., April 1, 2010 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that World Financial Network Credit Card Master Note Trust has issued $100 million of fixed-rate term asset-backed securities. The asset-backed securities were issued as part of the securitization program for Alliance Data’s private label credit card banking subsidiary, World Financial Network National Bank (WFNNB). This issuance marks the first time since September 2008 that the securities were issued without the benefit of the Federal Reserve’s Term Asset-Backed Securities Loan Facility, or TALF, and the first time successfully placing subordinated bonds since April 2006.

The securities consist of four series of notes rated AAA, AA, A and BBB, respectively, with an average life of just under three years and a weighted average fixed-rate of just under 5 percent. Barclays Capital was the sole book runner on the transaction.

Additionally, the Company, through its bank subsidiary WFNNB, has also completed the renewal of a $550 million bank conduit facility. The facility, which funds both existing and new private label credit card programs, currently finances approximately $380 million in card assets, providing both current financing as well as an additional source of untapped liquidity. The facility was renewed by JP Morgan, Barclays Bank PLC, and Royal Bank of Canada, at terms reflecting the better spreads existing in today’s marketplace. The Company’s private label credit card business, which currently represents over 100 retailer brands, currently employs three sources of funding for its roughly $5.0 billion portfolio: FDIC insured CDs, conduit facilities and term asset-backed securitizations.

Charles Horn, chief financial officer for Alliance Data, said, “Today’s announcement represents a continuation of the Company’s strategy of utilizing various funding sources to achieve an overall balanced funding structure. We are extremely pleased with the completion of the term fixed-rate funding, which is reflective of our return to the traditional term asset-backed securities market (post TALF), along with the $550 million conduit renewal. These transactions underscore the high quality of our assets along with our investors’ continued confidence in our business model as evidenced by the aggressive bids. We continue to look for opportunities to lock down visibility on future earnings as well as create excess liquidity for future growth. Given the extremely challenging financial environment over the past couple of years, locking down low, term, fixed-rate funding, and amassing excess liquidity is a key component for ensuring continued long-term success.”

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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